UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Northstar Neuroscience, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Washington	91-1976637
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2401 Fourth Avenue, Suite 300 Seattle, WA	98121
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☒

Securities Act registration statement file number to which the form relates: 333-132135

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
N/A	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Capital Stock,” included in the Registrant’s Form S-1 Registration Statement, No. 333-132135, as amended, initially filed with the Securities and Exchange Commission (the “Commission”) on March 1, 2006 (the “Registration Statement”), and is incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number	Description

3.1*	Amended and Restated Articles of Incorporation of the Registrant.

3.2*	Amendment to Articles of Incorporation of the Registrant, dated December 29, 2005.

3.3*	Amendment to Articles of Incorporation of the Registrant, dated April 13, 2006.

3.4*	Form of Amended and Restated Articles of Incorporation of the Registrant, to be effective following the Registrant’s initial public offering.

3.5*	Bylaws of the Registrant, as amended.

3.6*	Form of Amended and Restated Bylaws of the Registrant, to be effective following the Registrant’s initial public offering.

4.1*	Specimen certificate evidencing shares of common stock.

10.2*	Fourth Amended and Restated Investors’ Rights Agreement, dated April 9, 2004, by and among the Registrant and the shareholders listed on Exhibit A thereto.

10.3*	First Amendment to Fourth Amended and Restated Investors’ Rights Agreement, dated December 30, 2005, between the Registrant and the shareholders named therein.

*	Filed as an exhibit to the Registration Statement and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NORTHSTAR NEUROSCIENCE, INC.

Date: May 1, 2006	By:	/s/ Alan J. Levy, Ph.D.
Alan J. Levy, Ph.D.
President and Chief Executive Officer